SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): June 15, 2010

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27436	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the entry into of amendments to the employment agreements of Marc Rubin and Sunil Bhonsle is hereby incorporated in this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2010, Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into six month extension amendments to the Employment Agreements dated May 16, 2009, as amended, by and between the Company and each of Marc Rubin, the Company’s Executive Chairman, and Sunil Bhonsle, the Company’s President. In consideration of Dr. Rubin’s agreement to extend the period during which he will not receive any cash compensation, the Company will issue him 82,800 restricted shares of common stock that will vest in equal monthly installments over the term of the Amendments. All of the other terms and conditions of the Employment Agreements remain the same.

Copies of the amendments with Dr. Rubin and Mr. Bhonsle are attached hereto as Exhibits 10.1 and 10.2, respectively, and the description thereof contained in this Current Report on the Form 8-K is qualified in its entirety by reference to such exhibits.

Item 8.01.	Other Information.

On June 16, 2010, the Company issued a press release announcing the issuance by the U.S. Patent and Trademark Office (USPTO) of patent number 7,736,665 covering Probuphine® for the treatment of opiate addition. The press release is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Employment Agreement dated June 15, 2010 between the registrant and Marc Rubin

10.2	Amendment to Employment Agreement dated June 15, 2010 between the registrant and Sunil Bhonsle

99.1	Press release dated June 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/S/ SUNIL BHONSLE
Name:	Sunil Bhonsle
Title:	President

Dated: June 16, 2010

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated June 15, 2010 between the registrant and Marc Rubin

10.2	Amendment to Employment Agreement dated June 15, 2010 between the registrant and Sunil Bhonsle

99.1	Press release dated June 16, 2010